As filed with the Securities and Exchange Commission on October 10, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	27-3427920
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue, Suite 805

Tulsa, Oklahoma 74136

(Address of Principal Executive Offices)

NGL Energy Partners LP 2011 Long-Term Incentive Plan

(Full Title of the Plan)

H. Michael Krimbill

Chief Executive Officer

NGL Energy Partners LP

6120 South Yale Avenue, Suite 805

Tulsa, Oklahoma 74136

(Name and Address of Agent for Service)

(918) 481-1119

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Bruce A. Toth

Winston & Strawn LLP

35 W. Wacker Dr.

Chicago, IL 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common units representing limited partnership interests	2,265,556	$13.73	$31,106,083.88	$4,037.57

(1)

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) to register 2,265,556 common units, representing limited partnership interests, that may be issued under the NGL Energy Partners LP 2011 Long-Term Incentive Plan (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional common units that become available under the Plan pursuant to anti-dilution provisions of the Fourth Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP, as amended.

(2)

The common units being registered hereby consist of (i) 595,552 common units that have become reserved for issuance in accordance with the “evergreen” provision of the Plan, plus (ii) 1,670,004 common units that may be issued in accordance with the “recycling” provisions of the Plan, which were already registered on prior Registration Statements on Form S-8 and do not represent an increase to the total number of common units that may be issued pursuant to the Plan. See “Explanatory Note.”

(3)

Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the registrant’s Common Stock on the New York Stock Exchange on October 7, 2019, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 2,265,556 common units, representing limited partner interests of NGL Energy Partners LP, a Delaware limited partnership (the “Registrant”), that may be awarded under the NGL Partners LP 2011 Long-Term Incentive Plan, as amended (the “Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2012 (Registration No. 333-185068) and September 5, 2018 (Registration No. 333-227201), which are hereby incorporated by reference (the “Prior Registration Statements”).  These common units consist of (i) 595,552 common units that have become reserved for issuance in accordance with the “evergreen” provision of the Plan since the filing of the Prior Registration Statements, which provides that the total number of units subject to the Plan will be increased from time to time pursuant to a specified formula, plus (ii) 1,670,004 common units that may be issued in accordance with the “recycling” provisions of the Plan, which provide that the units subject to certain forfeited, cancelled, exercised, paid, terminated or expired equity awards, or units withheld to satisfy tax withholding obligations, may be re-issued under the Plan. These 1,670,004 common units were already registered on the Prior Registration Statements and do not represent an increase to the total number of common units that may be issued pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended March 31, 2019, filed with the SEC on May 30, 2019 (Registration No. 001-35172);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the SEC on August 9, 2019 (Registration No. 001-35172);

(3)

The Registrant’s Current Reports on Form 8-K filed with the SEC on April 2, 2019, April 3, 2019, April 9, 2019, May 13, 2019, May 15, 2019, July 2, 2019 (two filings), July 8, 2019, August 21, 2019, August 30, 2019, September 6, 2019, September 30, 2019, and October 4, 2019 (Registration No. 001-35172); and

(4)

The description of the Registrant’s common units contained in its Registration Statement on Form 8-A filed with the SEC on May 9, 2011 pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Exhibit Number	Description
4.1

First Amended and Restated Registration Rights Agreement, dated October 3, 2011, by and among the Partnership, Hicks Oils & Hicksgas, Incorporated, NGL Holdings, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, E. Osterman Propane, Inc. and the other holders party thereto (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on October 7, 2011).

4.2

Amendment No. 1 and Joinder to First Amended and Restated Registration Rights Agreement dated as of November 1, 2011 by and between NGL Energy Holdings LLC and SemStream (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on November 4, 2011).

4.3

Amendment No. 2 and Joinder to First Amended and Restated Registration Rights Agreement, dated January 3, 2012, by and among NGL Energy Holdings LLC, Liberty Propane, L.L.C., Pacer-Enviro Propane, L.L.C., Pacer-Pittman Propane, L.L.C., Pacer-Portland Propane, L.L.C., Pacer Propane (Washington), L.L.C., Pacer-Salida Propane, L.L.C. and Pacer-Utah Propane, L.L.C. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on January 9, 2012).

4.4

Amendment No. 3 and Joinder to First Amended and Restated Registration Rights Agreement, dated May 1, 2012, by and between NGL Energy Holdings LLC and Downeast Energy Corp. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on May 4, 2012).

4.5

Amendment No. 4 and Joinder to First Amended and Restated Registration Rights Agreement, dated June 19, 2012, by and between NGL Energy Holdings LLC and NGP M&R HS LP LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on June 25, 2012).

4.6

Amendment No. 5 and Joinder to First Amended and Restated Registration Rights Agreement, dated October 1, 2012, by and between NGL Energy Holdings LLC and Enstone, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on October 3, 2012).

4.7

Amendment No. 6 and Joinder to First Amended and Restated Registration Rights Agreement, dated November 13, 2012, by and between NGL Energy Holdings LLC and Gerald L. Jensen, Thrift Opportunity Holdings, LP, Jenco Petroleum Corporation, Caritas Trust, Animosus Trust and Nitor Trust (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on November 19, 2012).

4.8

Amendment No. 7 and Joinder to First Amended and Restated Registration Rights Agreement, dated as of August 1, 2013, by and among NGL Energy Holdings LLC, Oilfield Water Lines, LP and Terry G. Bailey (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on August 7, 2013).

4.9

Amendment No. 8 and Joinder to First Amended and Restated Registration Rights Agreement, dated as of February 17, 2015, by and among NGL Energy Holdings LLC and Magnum NGL Holdco LLC (incorporated by reference to Exhibit 4.9 to the Annual Report on Form 10-K (File No. 001-35172) for the year ended March 31, 2015 filed with the SEC on June 1, 2015).

4.10

Amendment No. 9 and Joinder to First Amended and Restated Registration Rights Agreement, dated as of February 25, 2016, by and among NGL Energy Holdings LLC and Magnum NGL Holdco LLC (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K (File No. 001-35172) for the year ended March 31, 2016 filed with the SEC on May 31, 2016).

4.11	Form of Common Unit Certificate (incorporated by reference to Exhibit A to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on May 17, 2011).
10.1	NGL Energy Partners LP 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on May 17, 2011).
5.1*	Opinion of Winston & Strawn LLP as to the legality of the securities registered hereby.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).
24.1*	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (contained on the signature pages hereto).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on October 10, 2019.

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC,
its general partner

By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Michael Krimbill, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact and agent with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. Michael Krimbill	Chief Executive Officer and Director	October 10, 2019
H. Michael Krimbill	(Principal Executive Officer)

/s/ Robert W. Karlovich III	Chief Financial Officer	October 10, 2019
Robert W. Karlovich III	(Principal Financial Officer)

/s/ Lawrence J. Thuillier	Chief Accounting Officer	October 10, 2019
Lawrence J. Thuillier	(Principal Accounting Officer)

/s/ Shawn W. Coady	Director	October 10, 2019
Shawn W. Coady

/s/ James M. Collingsworth	Director	October 10, 2019
James M. Collingsworth

/s/ Stephen L. Cropper	Director	October 10, 2019
Stephen L. Cropper

/s/ Bryan K. Guderian	Director	October 10, 2019
Bryan K. Guderian

/s/ James C. Kneale	Director	October 10, 2019
James C. Kneale

/s/ John T. Raymond	Director	October 10, 2019
John T. Raymond

/s/ Brian P. Boland	Director	October 10, 2019
Brian P. Boland